Exhibit (2)(N)(ii)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Senior Income Fund

We consent to the use of our report dated April 24, 2017, with respect to the financial statements of Voya Senior Income Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
June 27, 2017